Exhibit 10.26

2005 Director Compensation Arrangements

The following summarizes the compensation arrangements established between Harvard Bioscience, Inc. (the “Company”) and its directors through verbal agreements effective from May 19, 2005 through February 28, 2006:

Each non-employee Director will be entitled to receive a non-qualified stock option to purchase 25,000 shares of common stock vesting annually over three years and granted on the fifth business day following his or her initial election to the Board and an annual retainer consisting of (a) $12,000 paid in four equal quarterly installments and (b) a non-qualified stock option to purchase 2,500 shares of common stock vesting annually over three years and granted on the fifth business day following each annual stockholders meeting. Each non-employee Director member of the Audit Committee will be entitled to receive an additional annual retainer of $6,000 paid in four equal quarterly installments and an option to purchase 2,500 shares of common stock vesting annually over three years and granted on the fifth business day following each annual stockholders meeting. Each non-employee Director member of the Compensation Committee will be entitled to receive an additional annual retainer of $2,000 paid in four equal quarterly installments. In addition, non-employee Directors are reimbursed for their expenses incurred in connection with attending Board and committee meetings.

The following summarizes the compensation arrangements established between the Company and its directors through verbal agreements effective as of February 28, 2006:

Each non-employee Director will be entitled to receive a non-qualified stock option to purchase 25,000 shares of our common stock vesting annually over three years and granted on the fifth business day following his or her initial election to the Board and an annual retainer consisting of (a) $12,000 paid in four equal quarterly installments and (b) a non-qualified stock option to purchase 2,500 shares of our common stock vesting annually over three years and granted on the fifth business day following each annual stockholders meeting. Each non-employee Director member of the Audit Committee will be entitled to receive an additional annual retainer of $6,000 paid in four equal quarterly installments and an option to purchase 2,500 shares of our common stock vesting annually over three years and granted on the fifth business day following each annual stockholders meeting. Each non-employee Director member of the Compensation Committee will be entitled to receive an additional annual retainer of $2,000 paid in four equal quarterly installments.  Each non-employee member of the Governance Committee is entitled to receive an additional annual retainer of $2,000 paid in four equal quarterly installments.  Each Committee Chairman is entitled to receive an additional annual retainer of $2,000 paid in four equal quarterly installments. In addition, non-employee Directors are reimbursed for their expenses incurred in connection with attending Board and committee meetings.